Exhibit 10.6
SECOND AMENDMENT TO SUBLEASE
THIS SECOND AMENDMENT TO SUBLEASE (this “Second Amendment”) is made as of July 1, 2015 (the “Effective Date”), by and between EXELIXIS, INC., a Delaware corporation (“Sublandlord”), and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).
RECITALS
A.    Sublandlord and Subtenant entered into that certain Sublease dated as of July 25, 2011, as amended by that certain First Amendment to Sublease dated as of October 1, 2013 (together, the “Sublease”). Pursuant to the Sublease, Subtenant subleases certain premises consisting of approximately 28,650 rentable square feet (“Subleased Premises”) in a building located at 170 Harbor Way, South San Francisco, California. The Subleased Premises are more particularly described in the Sublease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Sublease.
B.     Sublandlord and Subtenant desire, subject to the terms and conditions set forth below, to amend the Sublease to, among other things, increase the rentable square footage subleased by Subtenant by adding to the Subleased Premises the area (the “Expansion Space”) containing 2,454 rentable square feet in the aggregate that are located on the first floor of Building 170 and are designated as “Hallway 151,” “Open Office 152,” “Shared Office 153,” “Office 154,” “Office 155,” “Office 156,” “Office 157,” and “Office 158” on Exhibit A attached to this Second Amendment.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows, as of the Effective Date:

1.
Rentable Square Footage. The Subleased Premises are expanded to include the Expansion Space. Accordingly, the last sentence of Section 1 of the Sublease is hereby deleted in its entirety and replaced with the following:

“The parties hereto agree to the rentable square footage of the Subleased Premises is 31,104, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further re-measurement.”

2.	Base Rent. The following section is added to the base rent calculations set forth in Section 4(a):
“First Floor Office Space Sublease Premises (2,454 RSF):
Months 46-47            $2.15/rsf/mo.        $5,276.10
Months 48-59            $2.21/rsf/mo.        $5,434.38
Months 60-67            $2.28/rsf/mo.        $5,597.41”

3.	Additional Rent. The first sentence of Section 4(b) of the Sublease is hereby deleted in its entirety and replaced with the following:
“During the Sublease Term, if Sublandlord shall be charged for additional rent or other sums pursuant to any of the provisions of the Master Lease, including, without limitation, “Operating Expenses”, as defined in Section 7.2 of the Master Lease, and real property taxes, as set forth in Section 6.2 of the Master Lease, as each is incorporated herein by reference, but excepting those sums incurred by Sublandlord as a result of Sublandlord’s breach of the Master Lease, Subtenant shall pay, as “Additional Rent,” 100% of such additional rent or sums that relate to the Subleased Premises, and if the same cannot be so allocated then 44.4% of those charges that relate generally to Building 170

1

or 26.1% of those charges that relate generally to the Master Premises (as applicable, “Subtenant’s Share”); provided, however, that Subtenant shall be entitled to a proportional share of any refund of such additional rent or sums received by Sublandlord from Master Landlord in accordance with Section 7.4 of the Master Lease.”

4.	Map of Subleased Premises. Exhibit A to the Sublease is hereby deleted in its entirety and replaced with the Exhibit A attached to this Second Amendment.

5.
Condition of Expansion Space. On the Effective Date, Sublandlord shall deliver possession of the Expansion Space to Subtenant in broom-clean condition. For clarity, the personal property existing in the Expansion Space on the Effective Date shall be considered to be the personal property of Subtenant for purposes of the Sublease and shall be treated as such in accordance with the terms of the Sublease. Section 3(a) of the Sublease shall apply to the Expansion Space as if fully set forth in this Second Amendment, except that “Effective Date” is substituted for “Start Date” wherever that term appears in such section.

6.	Miscellaneous.
a.    Sublandlord and Subtenant expressly acknowledge and agree that this Second Amendment is subject to Master Landlord’s prior written consent to this Second Amendment, on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”). Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. If Sublandlord fails to obtain Master Landlord’s Consent within thirty (30) days after execution of this Sublease by both Subtenant and Sublandlord, then either Sublandlord or Subtenant may terminate this Second Amendment by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this Second Amendment. Neither party shall have any liability to the other for any termination or cancellation of this Second Amendment as a result of Master Landlord’s failure or refusal to consent to this Second Amendment, unless such party by its willful act caused Master Landlord to refuse timely consent to this Second Amendment. No termination or cancellation of this Second Amendment as provided in this Section 6(a) shall terminate or cancel the Sublease. Upon any such termination or cancellation of this Second Amendment, the Sublease shall remain in full force and effect unmodified by this Second Amendment.
b.    Sublandlord and Subtenant expressly acknowledge and agree that, notwithstanding the full execution and delivery of this Second Amendment by Sublandlord and Subtenant, this Second Amendment is expressly conditioned upon the (i) full execution and delivery of a sublease amendment by Sublandlord and Nodality, Inc., a Delaware corporation (“Nodality”) amending the amount of subleased space to exclude the Expansion Space and (ii) the Master Landlord’s prior written consent to such amendment on a form to be provided by Master Landlord that is reasonably acceptable to Sublandlord and Nodality (together, the “Condition Precedent”). Sublandlord shall have no liability whatsoever to Subtenant relating to or arising from Sublandlord’s inability or failure to cause all or any portion of the Condition Precedent to be satisfied. The Sublease shall remain unmodified and in full force and effect until such time as the Condition Precedent is satisfied.
c.    This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
d.    This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
e.    This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The

2

signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.
f.    Except as amended and/or modified by this Second Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Sublease, the provisions of this Second Amendment shall prevail.
[Signatures are on the next page.]

3

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date.

SUBLANDLORD:	EXELIXIS, INC., a Delaware corporation
By: /s/ Deborah Burke

Name: Deborah Burke
Title: SVP & CFO
Date: 7/1/15

SUBTENANT:	THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation
By: /s/ Harold E. Selick, Ph.D

Name: Harold E. Selick, Ph.D.
Title: Chief Executive Officer
Date: 7/1/15

4

EXHIBIT A
MAP OF SUBLEASED PREMISES

5

6